Exhibit 10.2

EXECUTION VERSION

K-V PHARMACEUTICAL COMPANY

REGISTRATION RIGHTS AGREEMENT

February 14, 2011

i

K-V PHARMACEUTICAL COMPANY

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of February 14, 2011, by and among K-V Pharmaceutical Company, a Delaware corporation (the “Company”), and the investors listed on the “Schedule of Investors” attached hereto (each an “Investor” and collectively, the “Investors”). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Section 1.

The Company and the Investors are parties to that certain Securities Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Investors purchased shares of Common Stock from the Company (the “Purchased Shares”). In order to induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the consummation of the transactions under the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions Unless otherwise set forth below or elsewhere in this Agreement, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). With respect to any Person who is an individual, “Affiliates” shall also include, without limitation, any member of such individual’s Family Group.

“Allowable Grace Period” has the meaning set forth in Section 2(f).

“Agreement” has the meaning set forth in the recitals.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

“Closing” has the meaning set forth in the Purchase Agreement.

“Common Stock” means the Company’s Class A common stock, par value $0.01 per share.

“Company” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Event” has the meaning set forth in Section 2(c).

“Event Date” has the meaning set forth in Section 2(c).

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives, (iv) any corporation, limited partnership, limited liability company or other tax flow-through entity the governing instruments of which provide that such individual or such individual’s executor or personal representative shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of stock, partnership interests, membership interests or any other equity interests are limited to such individual, such individual’s relatives and/or the trusts described in clause (iii) above, and (v) any retirement plan for such individual or such individual’s relatives.

“FINRA” means the Financial Industry Regulatory Authority.

“Grace Period” has the meaning set forth in Section 2(f).

“Indemnified Parties” has the meaning set forth in Section 5(a).

“Investor” and “Investors” have the respective meanings set forth in the recitals.

“Issuer Free-Writing Prospectus” means an issuer free-writing prospectus as defined in Rule 433 under the Securities Act.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any sale or distribution by the Company and/or holders of Registrable Securities to the public of Common Stock of the Company pursuant to an offering registered under the Securities Act.

“Purchased Shares” has the meaning set forth in the recitals.

“Purchase Agreement” has the meaning set forth in the recitals.

“Registrable Securities” means (i) the Purchased Shares, and (ii) any Capital Stock of the Company or any Subsidiary of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) disposed of pursuant to Rule 144 or which may be disposed of pursuant to Rule 144 by a non-affiliate without volume, timing or current public information restrictions, or (c) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Registration Expenses” has the meaning set forth in Section 4(a).

“Registration Statement” means the registration statement required to be filed hereunder and any additional registration statements contemplated hereby, including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144,” “Rule 158,” “Rule 405,” “Rule 415,” and “Rule 462” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same shall be amended from time to time, or any successor rule then in force.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Violation” has the meaning set forth in Section 5(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 2. Registrations Registration Statements (i) Subject to the terms and conditions of this Agreement, the Company agrees to use its best efforts to prepare and file with the SEC, as soon as reasonably practicable, but in no event later than June 15, 2011, a Registration Statement covering the resale of all or such portion of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis, which Registration Statement shall, subject to any SEC comments, include the plan of distribution attached hereto as Exhibit A; provided, however, that no Investor shall be named as an “underwriter” in the Registration Statement without the Investor’s prior written consent. Subject to the terms of this Agreement, the Company shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to July 15, 2011 (or within 16 days thereafter, to the extent such extension is required a result of the SEC processing responses to SEC comments made regarding the filed Registration Statement), and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act during the period (the “Effectiveness Period”) ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Registration Statement, or (ii) the date as of which no Registrable Securities are outstanding.

(ii) If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Investor to be named as an “underwriter”, the Company shall use its best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter”. The Investors shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Investors’ counsel reasonably objects. In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2(a)(ii), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor. Any cut-back imposed on the Investors pursuant to this Section 2(a)(ii) shall be allocated among the Investors on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree. No liquidated damages under Section 2(c) shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the liquidated damages provisions) shall again be applicable to such Cut Back Shares; provided, however, that (i) the filing deadline for the Registration Statement including such Cut Back Shares shall be the later of June 15, 2011 and ten (10) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares under Section 2(c) shall be the later of July 15, 2011 (or within 16 days thereafter, to the extent such extension is required a result of the SEC processing responses to SEC comments made regarding the filed Registration Statement) and the 90th day immediately after the Restriction Termination Date.

(b) Priority on Registration The Company shall not include in any Registration Statement any securities which are not Registrable Securities without the prior written consent of holders of a majority of the Registrable Securities that are included in such Registration Statement. If a Registration Statement is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

(c) Liquidated Damages If: (i) the Registration Statement is not filed on or prior to June 15, 2011, (ii) the Company fails to have the Registration Statement declared effective under the Securities Act prior to July 15, 2011 (or within 16 days thereafter, to the extent such extension is required as a result of the SEC processing responses to SEC comments made regarding the filed Registration Statement), or (iii) after a Registration Statement is declared effective, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the holders of such Registrable Securities are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities (other than during an Allowable Grace Period (as defined below)), or (iv) a Grace Period (as defined below) exceeds the Allowable Grace Period (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) and (ii), the date on which such Event occurs, or for purposes of clause (iii) the date on which such Registration Statement ceases to be effective, or the holders of such Registrable Securities are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities (other than during an Allowable Grace Period), or for purposes of clause (iv) the date on which the Allowable Grace Period is exceeded, being referred to as “Event Date”), then, in addition to any other rights the holders of such Registrable Securities may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (for the avoidance of doubt, if an Event is cured prior to a monthly anniversary of an Event Date, the Company shall be responsible for paying to the holders of Registrable Securities their pro rata portion of the liquidated damages for that portion of the monthly anniversary period during which such Event is not cured) until the applicable Event is cured, the Company shall pay to each holder of Registrable Securities an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such holder pursuant to the Purchase Agreement for the number of shares of unregistered Registrable Securities then held by such holder. Notwithstanding the foregoing, (A) no liquidated damages shall accrue after the date as of which all of the Registrable Securities included in such registration are able to be sold by non-affiliates of the Company pursuant to Rule 144(b)(1) without compliance with the current public information requirements of such rule, and (B) no liquidated damages shall accrue during any period during which the Company has advised the holders of Registrable Securities to suspend the use of any prospectus, provided such period does not exceed the Allowable Grace Period. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven calendar days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the holders, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. Notwithstanding the foregoing, an “Event” shall not include a Registration Statement not remaining effective if the Company has advised the holders of Registrable Securities to suspend the use of any prospectus pursuant to Section 2(f), provided such period does not exceed the Allowable Grace Period. In addition, an “Event” with respect to any one Purchaser shall not include an Event that occurs as a result of a Registration Statement not being filed, not being declared effective, or not remaining effective as a result of such Purchaser failing to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act, and then the liquidated damages shall not be accrued or payable to such Purchaser who has not provided such information.

(d) Selling Shareholder Questionnaires Each Investor agrees to furnish to the Company a completed Selling Shareholder Questionnaire not more than fifteen Business Days following the date of this Agreement. At least ten Business Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each holder of Registrable Securities of the information the Company requires from that holder other than the information contained in the Selling Shareholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within three Business Days prior to the applicable anticipated filing date. Each Investor further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use any prospectus for offers and resales of Registrable Securities at any time, unless such Investor has returned to the Company a completed and signed Selling Shareholder Questionnaire and a response to any requests for further information as described in the previous sentence. If a holder of Registrable Securities returns a Selling Shareholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its commercially reasonable efforts at the expense of the holder who failed to return the Selling Shareholder Questionnaire or to respond for further information to take such actions as are required to name such holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Shareholder Questionnaire or request for further information. Each Investor acknowledges and agrees that the information in the Selling Shareholder Questionnaire or request for further information as described in this Section 2(d) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement. The Company agrees not to name any holder of Registrable Securities as an underwriter in the Registration Statement without such holder’s prior written consent.

(e) Selection of Underwriters The holders of a majority of the Registrable Securities included in an underwritten offering shall have the right to select the investment banker(s) and manager(s) to administer the offering and the Company shall pay all reasonable expenses in connection therewith.

(f) Grace Periods Notwithstanding anything to the contrary herein, at any time after any Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company, in the best interests of the Company (a “Grace Period”); provided, however, the Company shall promptly (i) notify the holders of Registrable Securities in writing (including via facsimile or other electronic transmission) of the existence of material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the holders) or the need to file a supplement or post-effective amendment, as applicable, and the date on which such Grace Period will begin, and (ii) notify the holders of Registrable Securities in writing (including via facsimile or other electronic transmission) of the date on which the Grace Period ends; provided, further, that no single Grace Period shall exceed thirty (30) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all Grace Periods shall not exceed an aggregate of sixty (60) days (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the holders receive the notice referred to in clause (i) above and shall end on and include the later of the date the holders receive the notice referred to in clause (ii) above and the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period.

(g) Other Registration Rights.

(i) The parties to this Agreement acknowledge that the Company is party to (A) a Registration Rights Agreement dated as of November 17, 2010 and (B) an Amended and Restated Registration Rights Agreement dated as of February 10, 2011, and (C) a Second Amended and Restated Registration Rights Agreement dated on or about February 14, 2011 (collectively, the “USH Registration Rights Agreements”), by and among the Company, U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C. (U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C. are collectively referred to herein as the “USH Investor”). Pursuant to the USH Registration Rights Agreements, the Company has agreed, among other things, (A) to register under the Securities Act certain shares of the Class A Common Stock of the Company that may be issued to the USH Investor pursuant to warrants issued to the USH Investor (the “USH Securities”), and (B) that the Company will not grant to any Persons the right to request the Company or any Subsidiary to register any Class A Common Stock or Class B Common Stock of the Company, or any securities convertible or exchangeable into or exercisable for such securities. The Company has received a waiver from USH Investor from the foregoing with respect to this Agreement. The parties acknowledge and agree that the Company shall be entitled to register the USH Securities pursuant to a registration statement filed under the Securities Act and take such other actions necessary to fulfill its obligations under the USH Registration Rights Agreement.

(ii) The parties to this Agreement acknowledge that the Company is party to a Settlement Agreement, dated as of November 15, 2010 (the “Settlement Agreement”), by among the Company, The Office of Inspector General of the United States Department of Health and Human Services, Marc Hermelin and his wife, Sarah Weltscheff. Pursuant to the Settlement Agreement, the Company has agreed, among other things, to register under the Securities Act certain shares of the Class A Common Stock and Class B Common Stock of the Company beneficially owned by Mr. Hermelin and Ms. Weltscheff. The parties acknowledge and agree that the Company shall be entitled to register such shares pursuant to a registration statement filed under the Securities Act and take such other actions necessary to fulfill its obligations under the Settlement Agreement.

Section 3. Registration Procedures

(a) The Company shall effect the registration and the sale of Registrable Securities in accordance with the intended method of disposition by the holders thereof, and pursuant thereto the Company shall as promptly as reasonably practicable:

(i) in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

(ii) notify each holder of Registrable Securities of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the Effectiveness Period and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv) provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto as far in advance as reasonably practicable prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(v) furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Issuer Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(vi) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction where it is not then so subject;

(vii) notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(viii) use best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, if not then listed on NYSE, to use its best efforts to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA;

(ix) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(x) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split, combination of shares, recapitalization or reorganization);

(xi) subject to execution of customary confidentiality arrangements, make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xii) take all reasonable actions to ensure that any Issuer Free-Writing Prospectus utilized in connection with any Registration Statement hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(xiv) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the judgment of such holder and its counsel should be included;

(xv) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, use best efforts to promptly to obtain the withdrawal of such order;

(xvi) cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvii) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(xviii) cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix) in connection with any underwritten offering, make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the holders in connection with the methods of distribution for the Registrable Securities;

(xx) in connection with any underwritten offering, use best efforts to obtain one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters; and

(xxi) in connection with any underwritten offering, use best efforts to provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement.

(b) The Company shall not undertake any voluntary act intended to cause a Violation or result in the declaration of a Grace Period. During any Grace Period, and as may be extended hereunder, the Company shall correct or update any disclosure causing the Company to provide notice of the Grace Period and to file and cause to become effective or terminate the suspension of use or effectiveness, as the case may be, the subject registration statement. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Grace Period. The Company may extend the Grace Period for an additional consecutive 60 days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all holders of Registrable Securities registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension and (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

Section 4. Registration Expenses

(a) The Company’s Obligation All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company, reasonable fees and expenses billed at the standard hourly rates of one counsel to the Investors and the Investors’ reasonable expenses in connection with the registration, and all independent certified public accountants, underwriters and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne by the Company.

(b) Counsel Fees and Disbursements In connection with each Registration Statement, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by a majority of the holders of the Registrable Securities requesting such registration for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Registration Statement.

Section 5. Indemnification and Contribution

(a) By the Company The Company shall indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors employees, agents and representatives, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations (each a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement pursuant to which Registrable Securities are registered, any prospectus, preliminary prospectus or Issuer Free-Writing Prospectus included in any such registration statement, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 5, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any Registrable Securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; provided that the Company will not be liable for losses arising out of written information provided by a holder for inclusion in the registration statement or sales of Registrable Securities made during a Grace Period after notice has been given by the Company. In addition, the Company will reimburse such Indemnified Party for any reasonable legal or any other expenses incurred by them in connection with investigating or defending any such losses.

(b) By Each Security Holder. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus, preliminary prospectus or Issuer Free-Writing Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder specifically for inclusion in such registration statement or prospectus or amendment or supplement thereto; provided that the obligation to indemnify shall be individual, not joint and several, for each holder (with no holder being responsible for any misstatements or omissions of any other holder) and shall be limited to the amount of proceeds (net of all expense paid by such holder in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such holder from the sale of securities pursuant to such registration statement giving rise to such indemnification obligation.

(c) Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of the Registrable Securities included in the registration if such holders are indemnified parties, at the expense of the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary, in no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

(e) Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 6. Underwritten Registrations; Suspended Distributions.

(a) Participation. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or

“green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto that are materially more burdensome than those provided in Section 5.

(b) Suspended Distributions. Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event giving rise to a Grace Period, shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 3(a)(vii). In the event the Company has given any such notice, the applicable time period set forth in Section 3(a)(ii) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 6(b) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(a)(vii).

Section 7. Current Public Information. At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

Section 8. Due Diligence Review; Information. Subject to the following paragraph of this section, the Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all 1934 Act Filings and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

Anything in the foregoing notwithstanding, the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

Section 9. Subsidiary Public Offering If, after an initial Public Offering of the Capital Stock of one of its Subsidiaries, the Company distributes securities of such Subsidiary to its equity holders, then the rights and obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to securities of such Subsidiary, and the Company shall cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement.

Section 10. Lock-up. For a period of 45 days after the date of the effectiveness of the Registration Statement the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly any additional shares of its securities or securities convertible into or exchangeable or exercisable for any shares of its securities, excluding (i) options granted to employees, directors or consultants under the Company’s stock option plans, (ii) the conversion or exercise of convertible or exercisable securities outstanding on the date hereof, (iii) the issuance of shares in connection with debt financing or similar transactions that are primarily of a non-equity financing nature and approved by the Company’s Board of Directors, (iv) securities issued pursuant to acquisitions or strategic transactions approved by the Company’s Board of Directors, and (v) securities issued in exchange for outstanding debt.

Section 11. General Provisions

(a) Amendments and Waivers Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and a majority of the holders of the Registrable Securities. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b) Remedies The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d) Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way, except as may be contained in the Purchase Agreement.

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns and the holders of Registrable Securities and their respective successors and assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent by reputable overnight courier service (charges prepaid), to the recipient. Such notices, demands and other communications will be sent to the Company or the Investors specified below:

The Company:

K-V Pharmaceutical Company

One Corporate Woods Drive

Bridgeton, MO 63044

Attn:   CEO and President

Fax:    314-646-3785

With a copy to:

Thompson Coburn LLP

One US Bank Plaza

St. Louis, MO 63101

Attention:  Thomas A. Litz

Facsimile:  314-552-7000

Investors:

if to an Investor, to its address and facsimile number set forth on the Schedule of Investors, with copies to such Investor’s representatives as set forth on the Schedule of Investors;

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. All such notices, demands or other communications will be deemed to have been given when actually received or refused by the recipient or when returned to the sender as undeliverable.

(g) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(h) Governing Law. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(i) MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each holder of Registrable Securities agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any holder of Registrable Securities or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any holder of Registrable Securities or any current or future member of any holder of Registrable Securities or any current or future director, officer, employee, partner or member of any holder of Registrable Securities or of any Affiliate or assignee thereof, as such for any obligation of any holder of Registrable Securities under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(m) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each holder of Registrable Securities shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

K-V PHARMACEUTICAL COMPANY

By:	/s/ Gregory J. Divis, Jr.
Name: Gregory J. Divis, Jr.
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

INVESTORS:

CADUCEUS CAPITAL MASTER FUND LIMITED

By:	/s/ Sven Borha
Name: Sven Borha
Title: Partner

CADUCEUS CAPITAL II, L.P.

By:	/s/ Sven Borha
Name: Sven Borha
Title: Partner

UBS EUCALYPTUS FUND, L.L.C.

By:	/s/ Sven Borha
Name: Sven Borha
Title: Partner

PW EUCALYPTUS FUND, LTD

By:	/s/ Sven Borha
Name: Sven Borha
Title: Partner

SUMMER STREET LIFE SCIENCES HEDGE FUND INVESTORS, LLC

By:	/s/ Sven Borha
Name: Sven Borha
Title: Partner

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

INVESTORS:

Visium Credit Master Fund, Ltd

By:	/s/ Mark Gottlieb
Name: Mark Gottlieb
Title: Signatory

Visium Balanced Master Fund, Ltd

By:	/s/ Mark Gottlieb
Name: Mark Gottlieb
Title: Signatory

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

INVESTORS:

CAPITAL VENTURES INTERNATIONAL

By:	Heijub Capital Management, Inc., its authorized agent

By:	/s/ Martin Kobinger
Name: Martin Kobinger
Title: Investment Manager

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

INVESTORS:

Hudson Bay Master Fund LTD

By:	/s/ Yoav Roth
Name: Yoav Roth
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

INVESTORS: PFM Healthcare Fund, LP

By:	/s/ Eric Moore
Name: Eric Moore
Title: CFO

PFM Healthcare Principals Fund, LP

By:	/s/ Eric Moore
Name: Eric Moore
Title: CFO

PFM Healthcare Offshore Fund, Ltd

By:	/s/ Eric Moore
Name: Eric Moore
Title: CFO

SCHEDULE OF INVESTORS

Investor	Number of Common Shares	Purchase Price	Address and Phone Number

CADUCEUS CAPITAL MASTER FUND LIMITED	435,000	1,413,750	767 Third Avenue New York, NY 10017 212-739-6400

CADUCEUS CAPITAL II, L.P.	330,000	1,072,500	767 Third Avenue New York, NY 10017 212-739-6400

UBS EUCALYPTUS FUND, L.L.C	270,000	877,500	767 Third Avenue New York, NY 10017 212-739-6400

PW EUCALYPTUS FUND, LTD	17,000	55,250	767 Third Avenue New York, NY 10017 212-739-6400

SUMMER STREET LIFE SCIENCES HEDGE FUND INVESTORS, LLC	148,000	481,000	767 Third Avenue New York, NY 10017 212-739-6400

Visium Credit Master Fund, Ltd	1,828,528	5,942,716	950 Third Avenue New York, NY 10022 646-840-5800

Visium Balanced Master Fund, Ltd	1,296,472	4,213,534	950 Third Avenue New York, NY 10022 646-840-5800

Capital Ventures International	625,000	2,031,250	401 City Line Avenue Bala Cynwyd, PA 19004 415-403-6500

Hudson Bay Master Fund LTD	1,000,000	3,250,000	120 Broadway New York, NY 10271 212-571-1244

PFM Healthcare Fund, LP	2,128,976	6,919,172	One Market Plaza San Francisco, CA 94105 415-281-1000

PFM Healthcare Principals Fund, LP	277,951	903,341	One Market Plaza San Francisco, CA 94105 415-281-1000

PFM Healthcare Offshore Fund, Ltd	1,593,073	5,177,487	One Market Plaza San Francisco, CA 94105 415-281-1000

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